Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FULL YEAR AND FOURTH QUARTER 2017
FINANCIAL RESULTS
Full year 2017 Fully Diluted Earnings per Share of $11.93
Full year 2017 Fully Diluted Earnings per Share Excluding Fourth Quarter Special Items1 was $9.55
Fourth Quarter 2017 Fully Diluted Earnings per Share of $5.13
Fourth Quarter 2017 Fully Diluted Earnings per Share Excluding Fourth Quarter Special Items1 was $2.71

LAS VEGAS. January 31, 2018 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the full year as well as fourth quarter 2017, as well as comparisons to the prior year:

	Three Months Ended December 31,			Twelve Months Ended December 31,
Unaudited	2017	2016	Change	2017	2016	Change
Total operating revenue (millions)	$378.6	$335.9	12.7%	$1,503.8	$1,362.8	10.3%
Operating income (millions)	26.2	68.1	(61.6)	227.2	370.6	(38.7)
Adjusted operating income (millions)*	61.5	68.1	(9.7)	262.5	370.6	(29.2)
Net income (millions)	82.5	41.3	99.7	194.9	219.6	(11.2)
Adjusted net income (millions)*	43.7	41.3	5.8	156.1	219.6	(28.9)
Diluted earnings per share	$5.13	$2.48	106.9	$11.93	$13.21	(9.7)
Adjusted diluted earnings per share*	$2.71	$2.48	9.3%	$9.55	$13.21	(27.7)%
* - see appendix for reconciliation of non-GAAP financial measures

"We are proud to have produced another profitable year and our 60th consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "We have achieved this record, even as oil climbed above $145 per barrel, and during one of the worst recessions in the country’s history. Our positioning for the next 60 quarters is equally exciting. Our transition to an all-Airbus fleet by the year end is progressing on schedule. This return to a single fleet type will allow us to maintain the same corporate model and nimbleness we have shown in the past, able to react to both economic and competitive changes. These industry-leading results would not have been possible without the hard work of our professional team members across all departments during the past 15 years."

1Special items include a charge for the MD-80 impairment and the tax benefit due to the passage of the Tax Cuts and Jobs Act of 2017. See appendix for reconciliation of non-GAAP financial measures.

Allegiant FY & Q4 2017 Earnings

Fourth quarter special items

•	MD-80 write down in the fourth quarter was $35 million

◦	Impairment caused by the accelerated retirement of the MD-80 fleet

•	Tax benefit - Received a one time tax benefit of approximately $74 million

◦	Remeasurement of deferred tax assets and liabilities due to the passage of the Tax Cuts and Jobs Act of 2017

Shareholder returns

•	2017 shareholder returns - Returned $132 million in 2017 through dividends and open market share repurchases

◦	Will pay dividends of $0.70 per share on March 16, 2018 to shareholders of record as of March 2, 2018

◦	Current share repurchase authority of $100 million as of January 31, 2018

Balance sheet update

•	Additional secured debt - Raised $191 million, net of revolver payoff, in the fourth quarter

◦	Thirteen Airbus aircraft are unencumbered as of January 31, 2018

2018 outlook

•	2018 tax rate impact - 2018 effective tax rate is expected to be between 24 and 25 percent

•	First quarter scheduled and system ASMs are expected to grow between ten and fourteen percent vs last year

Guidance, subject to revision

Full year 2018 guidance	Previous*	Current
Fuel cost per gallon	$2.17	$2.17
Available seat miles (ASMs) / gallon	77.5 to 79.5	77.5 to 79.5

Interest expense (millions)	$50 to $60	$50 to $60
Tax rate	37 to 38%	24 to 25%
Share count (millions)	15.9	15.9
Earnings per share	$8 to $10	$10 to $12

System ASMs - year over year change	11 to 15%	11 to 15%
Scheduled service ASMs - year over year change	11 to 15%	11 to 15%

Depreciation expense / aircraft / month (thousands)	$120 to $130	$120 to $130
Maintenance expense / aircraft / month (thousands)	$95 to $105	$95 to $105

Full year 2018 CAPEX guidance
Capital expenditures (millions) **	$290	$290
Capitalized Airbus deferred heavy maintenance (millions) ***	$45	$45
* - Previous guidance as of November 29, 2017
** - Excludes Sunseeker Resorts
*** - Not included in capital expenditure total

Allegiant FY & Q4 2017 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE17	1Q18	2Q18	3Q18	YE18
MD-80 (166 seats)	37	32	27	19	—
A319 (156 seats)	22	26	31	31	32
A320 (177/186 seats)	30	33	42	45	50
Total	89	91	100	95	82
Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, January 31, 2018 to discuss its full year and fourth quarter 2017 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant FY & Q4 2017 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 80 aircraft and 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, departure growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a hotel-condo project in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$202,359	$185,325	9.2
Ancillary revenue:
Air-related charges	138,689	122,598	13.1
Third party products	13,313	10,458	27.3
Total ancillary revenue	152,002	133,056	14.2
Fixed fee contract revenue	14,588	9,282	57.2
Other revenue	9,609	8,220	16.9
Total operating revenue	378,558	335,883	12.7
OPERATING EXPENSES:
Aircraft fuel	92,863	74,363	24.9
Salary and benefits	94,291	80,789	16.7
Station operations	34,602	27,739	24.7
Maintenance and repairs	25,870	29,054	(11.0)
Depreciation and amortization	29,142	29,254	(0.4)
Sales and marketing	15,967	3,753	325.4
Other	24,402	22,813	7.0
Special charge	35,253	—	NM*
Total operating expense	352,390	267,765	31.6
OPERATING INCOME	26,168	68,118	(61.6)
OTHER (INCOME) EXPENSE:
Interest income	(1,616)	(908)	78.0
Interest expense	11,659	7,269	60.4
Other, net	(305)	(254)	20.1
Total other (income) expense	9,738	6,107	59.5
INCOME BEFORE INCOME TAXES	16,430	62,011	(73.5)
PROVISION FOR INCOME TAXES	(66,072)	20,699	NM*
NET INCOME	$82,502	$41,312	99.7
Earnings per share to common shareholders (1):
Basic	$5.13	$2.49	106.0
Diluted	$5.13	$2.48	106.9
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	15,868	16,382	(3.1)
Diluted	15,879	16,404	(3.2)

*NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	3,077,039	2,717,769	13.2
Revenue passenger miles (RPMs) (thousands)	2,766,503	2,451,391	12.9
Available seat miles (ASMs) (thousands)	3,430,711	3,073,455	11.6
Load factor	80.6%	79.8%	0.8
Operating expense per ASM (CASM) (cents)**	10.27	8.71	17.9
Fuel expense per ASM (cents)	2.71	2.42	12.0
Operating CASM, excluding fuel (cents)**	7.56	6.29	20.2
ASMs per gallon of fuel	75.4	71.6	5.3
Departures	23,322	21,070	10.7
Block hours	53,224	48,191	10.4
Average stage length (miles)	872	868	0.5
Average number of operating aircraft during period	89.3	83.3	7.2
Average block hours per aircraft per day	6.5	6.3	3.2
Full-time equivalent employees at end of period	3,752	3,416	9.8
Fuel gallons consumed (thousands)	45,509	42,933	6.0
Average fuel cost per gallon	$2.04	$1.73	17.9
Scheduled service statistics:
Passengers	3,027,401	2,682,148	12.9
Revenue passenger miles (RPMs) (thousands)	2,717,524	2,416,503	12.5
Available seat miles (ASMs) (thousands)	3,284,429	2,954,118	11.2
Load factor	82.7%	81.8%	0.9
Departures	22,077	20,003	10.4
Block hours	50,764	46,225	9.8
Total scheduled service revenue per ASM (TRASM) (cents)***	10.79	10.78	0.1
Average fare - scheduled service	$66.84	$69.10	(3.3)
Average fare - ancillary air-related charges	$45.81	$45.71	0.2
Average fare - ancillary third party products	$4.40	$3.90	12.8
Average fare - total	$117.05	$118.70	(1.4)
Average stage length (miles)	881	879	0.2
Fuel gallons consumed (thousands)	43,392	41,237	5.2
Average fuel cost per gallon	$2.02	$1.70	18.8
Percent of sales through website during period	93.9%	93.8%	0.1

* Except load factor and percent of sales through website, which is percentage point change.
** These numbers reflect the special charge (impairment charge) in 2017. CASM without regard to the impairment charge is shown on Appendix A.
*** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$818,136	$753,414	8.6
Ancillary revenue:
Air-related charges	546,476	499,542	9.4
Third party products	52,707	44,940	17.3
Total ancillary revenue	599,183	544,482	10.0
Fixed fee contract revenue	48,708	31,972	52.3
Other revenue	37,751	32,963	14.5
Total operating revenue	1,503,778	1,362,831	10.3
OPERATING EXPENSES:
Aircraft fuel	343,333	257,332	33.4
Salary and benefits	371,599	291,974	27.3
Station operations	142,581	124,052	14.9
Maintenance and repairs	113,481	111,070	2.2
Depreciation and amortization	121,713	105,216	15.7
Sales and marketing	52,711	20,527	156.8
Aircraft lease rentals	3,098	924	235.3
Other	92,840	81,178	14.4
Special charge	35,253	—	NM*
Total operating expense	1,276,609	992,273	28.7
OPERATING INCOME	227,169	370,558	(38.7)
OTHER (INCOME) EXPENSE:
Interest income	(5,808)	(3,010)	93.0
Interest expense	38,990	28,836	35.2
Other, net	(1,559)	(1,226)	27.2
Total other (income) expense	31,623	24,600	28.5
INCOME BEFORE INCOME TAXES	195,546	345,958	(43.5)
PROVISION FOR INCOME TAXES	644	126,368	(99.5)
NET INCOME	194,902	219,590	(11.2)
Earnings per share to common shareholders (1):
Basic	$11.94	$13.23	(9.8)
Diluted	$11.93	$13.21	(9.7)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,073	16,465	(2.4)
Diluted	16,095	16,489	(2.4)

*NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	12,310,122	11,128,191	10.6
Revenue passenger miles (RPMs) (thousands)	11,106,772	10,282,827	8.0
Available seat miles (ASMs) (thousands)	13,612,003	12,375,505	10.0
Load factor	81.6%	83.1%	(1.5)
Operating expense per ASM (CASM) (cents)**	9.38	8.02	17.0
Fuel expense per ASM (cents)**	2.52	2.08	21.2
Operating CASM, excluding fuel (cents)**	6.86	5.94	15.5
ASMs per gallon of fuel	73.0	71.6	2.0
Departures	93,061	82,341	13.0
Block hours	212,405	190,706	11.4
Average stage length (miles)	870	889	(2.1)
Average number of operating aircraft during period	87.3	83.3	4.8
Average block hours per aircraft per day	6.7	6.3	6.3
Full-time equivalent employees at end of period	3,752	3,416	9.8
Fuel gallons consumed (thousands)	186,563	172,796	8.0
Average fuel cost per gallon**	$1.84	$1.49	23.5
Scheduled service statistics:
Passengers	12,138,146	11,003,864	10.3
Revenue passenger miles (RPMs) (thousands)	10,901,161	10,130,675	7.6
Available seat miles (ASMs) (thousands)	13,031,824	11,921,733	9.3
Load factor	83.7%	85.0%	(1.3)
Departures	88,432	78,747	12.3
Block hours	202,752	183,290	10.6
Total scheduled service revenue per ASM (TRASM) (cents)***	10.88	10.89	(0.1)
Average fare - scheduled service	$67.41	$68.47	(1.5)
Average fare - ancillary air-related charges	$45.02	$45.40	(0.8)
Average fare - ancillary third party products	$4.34	$4.08	6.4
Average fare - total	$116.77	$117.95	(1.0)
Average stage length (miles)	876	895	(2.1)
Fuel gallons consumed (thousands)	178,298	166,528	7.1
Average fuel cost per gallon**	$1.83	$1.48	23.6
Percent of sales through website during period	94.0%	94.2%	(0.2)

* Except load factor and percent of sales through website, which is percentage point change.
** Includes effect of $8.3 million fuel tax refunds in the second quarter of 2016. Additionally, the CASM numbers reflect the special charge (impairment charge) in 2017. CASM without regard to the impairment charge is shown on Appendix A.
*** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Summary Balance Sheet

(millions)	12/31/2017	12/31/2016	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$59.4	$64.7	(8.2)%
Short-term investments	352.7	269.3	31.0
Long-term investments	78.6	124.8	(37.0)
Total unrestricted cash and investments	490.7	458.8	7.0
Debt
Current maturities of long-term debt, net of related costs	214.8	86.2	149.2
Long-term debt, net of current maturities and related costs	950.1	722.0	31.6
Total debt	1,164.9	808.2	44.1
Total Allegiant Travel Company shareholders’ equity	$547.9	$473.6	15.7%

Summary Cash Flow

	Twelve Months Ended December 31,
Unaudited (millions)	2017	2016	Change
Cash provided by operating activities	$384.8	$346.9	10.9%
Purchase of property and equipment, including capitalized interest*	580.2	325.2	78.4
Repurchase of common stock	90.5	66.4	36.3
Cash dividends paid to shareholders**	45.7	67.5	(32.3)
Proceeds from the issuance of long-term debt	497.5	321.2	54.9
Principal payments on long-term debt	$138.9	$154.1	(9.9)%
* Includes aircraft pre-delivery deposits.
** 2016 amount includes a special dividend declared in December 2015 and paid in January 2016.

Appendix A
Non-GAAP Presentations
Three and Twelve Months Ended December 31, 2017 and 2016
(Unaudited)

Adjusted operating income (also referred to as operating income excluding special item), adjusted net income (also referred to as net income as adjusted for special items), adjusted diluted earnings per share (also referred to as diluted earnings per share as adjusted for special items), total operating expense less special item and total operating expense less fuel and special item all eliminate the effect of the non-cash impairment charge for the accelerated retirement of the MD-80 fleet which is not reflective of our ongoing operating performance. As such, all of these are non-GAAP financial measures. The net income and earnings per share measures also eliminate the effect of the one-time adjustment to tax expense attributable to the Tax Cuts and Jobs Act of 2017.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating income, net income, earnings per share or operating expenses and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither adjusted operating income, adjusted net income, adjusted diluted earnings per share, total operating expenses less special item nor total operating expense less fuel and special item are GAAP measurements and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations of these measures to the most comparable GAAP measure for the periods indicated below follow.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2017	2017
Reconciliation of operating income excluding special item (millions)
Operating income as reported (GAAP)	$26.2	$227.2
Special item:
Write down of MD-80 fleet	35.3	35.3
Operating income excluding special item*	61.5	262.5

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2017	2017
Reconciliation of operating CASM, excluding special item (millions)
Total operating expense (GAAP)	$352.4	$1,276.6
Special item:
Write down of MD-80 fleet	35.3	35.3
Total operating expense less special item*	317.1	1,241.3
System available seat miles	3,430.7	13,612.0
Cost per available seat mile (cents) as reported	10.27	9.38
Cost per available seat mile excluding special item (cents)*	9.24	9.12

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2017	2017
Reconciliation of operating CASM, excluding fuel and special item (millions)
Total operating expense (GAAP)	$352.4	$1,276.6
Less aircraft fuel expense	92.9	343.3
Total operating expense less fuel*	259.5	933.3
Special item:
Write down of MD-80 fleet	35.3	35.3
Total operating expense less fuel and special item*	224.2	898.0
System available seat miles	3,430.7	13,612.0
Cost per available seat mile (cents) as reported	10.27	9.38
Cost per available seat mile excluding fuel and special item (cents)*	6.54	6.60

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2017	2017
Reconciliation of net income as adjusted for special items (millions)
Net income as reported (GAAP)	$82.5	$194.9
Special items:
Write down of MD-80 fleet	35.3	35.3
Less benefit related to tax reform	(74.1)	(74.1)
Net income as adjusted for special items*	43.7	156.1

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2017	2017
Reconciliation of diluted earnings per share as adjusted for special items
Net income as reported (GAAP)	$82.5	$194.9
Net income as adjusted for special items (in millions)*	$43.7	$156.1

Diluted shares used for computation (thousands)	15,879	16,095

Diluted earnings per share as reported (per share) (GAAP)	$5.13	$11.93

Diluted earnings per share as adjusted for special items (per share)*	$2.71	$9.55

* Denotes Non-GAAP figure.